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                                                                   EXHIBIT 4.15



                    EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

     EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of December 17, 1997, among Oglethorpe Power Corporation (An Electric Membership Corporation), an electric membership corporation organized under the laws of the state of Georgia ("Oglethorpe"), OPC Scherer 1997 Funding Corporation A, a Delaware corporation (the "Funding Corporation"), and Goldman, Sachs & Co, as representative of the purchasers (the "Purchasers"), identified on
Schedule I to the Purchase Contract (as defined herein), of the Serial Facility Bonds Due June 30, 2011 of the Funding Corporation.

     The Funding Corporation proposes to issue and sell to the Purchasers upon the terms set forth in the Purchase Contract the Securities (as defined herein). The proceeds of the Securities will be loaned to Wilmington Trust Company and NationsBank, N.A., as Owner Trustees under four separate Trust Agreements, each dated as of December 30, 1985, as supplemented and amended (in such capacity, the "Lessors").

     As an inducement to the Purchasers to enter into the Purchase Contract and in satisfaction of a condition to the obligations of the Purchasers thereunder, Oglethorpe and the Funding Corporation agree with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

     1.  Certain Definitions.

     For purposes of this Exchange and Registration Rights Agreement, the following terms shall have the following respective meanings:

     "Base Interest" shall mean the interest, if any, that would otherwise accrue on the Securities under the terms thereof and the Collateral Trust Indenture, without giving effect to the provisions of this Agreement.

     The term "broker-dealer" shall mean any broker or dealer registered with the Commission under the Exchange Act.

     "Collateral Trust Indenture" shall mean the Collateral Trust Indenture, dated as of January 1, 1998, among Oglethorpe, the Funding Corporation and SunTrust Bank, Atlanta, a Georgia banking corporation, as trustee, as the same may be amended from time to time.

     "Closing" shall mean the date of the closing of the issuance and sale of the Securities pursuant to the Purchase Contract.

     "Commission" shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

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     "Effective Time" shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

     "Exchange Offer" shall have the meaning assigned thereto in Section 2(a) hereof.

     "Exchange Registration" shall have the meaning assigned thereto in
Section 3(c) hereof.

     "Exchange Registration Statement" shall have the meaning assigned thereto in Section 2(a) hereof.

     "Exchange Securities" shall have the meaning assigned thereto in Section 2(a) hereof.

     The term "holder" shall mean each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     The term "person" shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

     "Purchase Contract" shall mean the Purchase Contract, dated as of December 11, 1997, between Oglethorpe, the Funding Corporation and the Purchasers relating to the Securities.

     "Registrable Securities" shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in
Section 2(a) hereof (provided that any Exchange Security received by a broker-dealer in an Exchange Offer in exchange for a Registrable Security that was not acquired by the broker-dealer directly from the Funding Corporation will also be a Registrable Security through and including the earlier of the 90th day after the Exchange Offer is completed or such time as such broker-dealer no longer owns such Security); (ii) such Security is sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Funding Corporation or pursuant to the Collateral Trust Indenture; (iii) such Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (iv) such Security shall cease to be outstanding.

     "Registration Default" shall have the meaning assigned thereto in
Section 2(b) hereof.

     "Registration Expenses" shall have the meaning assigned thereto in
Section 4 hereof.

     "Resale Period" shall have the meaning assigned thereto in Section 2(a) hereof.

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     "Restricted Holder" shall mean (i) a holder that is an affiliate of
Oglethorpe or the Funding Corporation, within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder's business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Funding Corporation.

     "Rule 144" and "Rule 405" shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

     "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

     "Securities" shall mean the Serial Facility Bonds Due June 30, 2011 of the Funding Corporation to be issued and sold to the Purchasers and securities issued in exchange therefor or in lieu thereof pursuant to the Collateral Trust Indenture, other than the Exchange Securities.

     "Special Interest" shall have the meaning assigned thereto in Section 2(b) hereof.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

     Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a Section or clause, as the case may be, of this Exchange and Registration Rights Agreement, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Exchange and Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

     2.   Registration Under the Securities Act.

     (a) Oglethorpe agrees to file under the Securities Act, as soon as practicable, a registration statement relating to an offer to exchange (such registration statement, the "Exchange Registration Statement", and such offer, the "Exchange Offer") any and all of the Securities for a like aggregate principal amount at maturity of debt securities issued by the Funding Corporation, which debt securities are substantially identical to the Securities, respectively (and are entitled to the benefits of the Collateral Trust Indenture, which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest contemplated in Section 2(b) below (such new debt securities hereinafter called "Exchange Securities"). Oglethorpe agrees to use its best efforts to cause the Exchange Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 180 days after the Closing. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. Oglethorpe further agrees to use its best efforts to commence and complete the Exchange Offer promptly, but no later than 90 days after such

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registration statement has become effective, hold the Exchange Offer open for at least 30 days and issue Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been "completed" only if the debt securities received by holders other than Restricted Holders in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act and the Exchange Act (except for the requirement to deliver a prospectus included in the Exchange Registration Statement applicable to resales by any broker-dealer of Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities other than those acquired by the broker-dealer directly from the Funding Corporation), and without material restrictions under the blue sky or securities laws of a substantial majority of the states of the United States of America. The Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Funding Corporation having exchanged the Exchange Securities for all outstanding Registrable Securities pursuant to the Exchange Offer and (ii) the Funding Corporation having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 days following the commencement of the Exchange Offer.
Oglethorpe agrees (x) to include in the Exchange Registration Statement a prospectus for use in connection with any resales of Exchange Securities by a broker-dealer, other than resales of Exchange Securities received by a broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Funding Corporation, and (y) to keep such Exchange Registration Statement effective for a period (the "Resale Period") beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Registration Statement, each broker-dealer that holds Exchange Securities received in an Exchange Offer in exchange for Registrable Securities not acquired by it directly from either of the Funding Corporation shall have the benefit of the rights of indemnification and contribution set forth in Sections 7(a), (c), (d) and (e) hereof.

     (b) In the event that (i) the Exchange Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a), (ii) the Exchange Offer has not been completed within 90 days after the initial effective date of the Exchange Registration Statement relating to the Exchange Offer or (iii) any Exchange Registration Statement required by Section 2(a) hereof is filed and declared effective but shall thereafter, prior to the 90th day after the Exchange Offer has been completed, either be withdrawn by Oglethorpe or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iii), a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), special cash interest ("Special Interest"), in addition to Base Interest, shall accrue and be payable at a per annum rate of 0.25% for any such Registration Default Period; provided, however, such Registration Default

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Period shall not continue beyond the second anniversary of the Closing.  The amount of Special Interest shall not increase because more than one Registration Default has occurred and is continuing. A holder of securities constituting an unsold allotment from the sale of securities from the Funding Corporation to the Purchasers shall not be entitled to Special Interest.

     (c) Oglethorpe shall take all reasonable actions necessary or advisable to be taken by it to ensure that the transactions contemplated herein are effected as so contemplated.

     (d) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

     3.   Registration Procedures.

     If Oglethorpe files a registration statement pursuant to Section 2(a), the following provisions shall apply:

     (a) At or before the Effective Time of the Exchange Offer, Oglethorpe shall qualify the Collateral Trust Indenture under the Trust Indenture Act of 1939.

     (b) In the event that such qualification would require the appointment of a new trustee under the Collateral Trust Indenture, Oglethorpe shall appoint a new trustee thereunder pursuant to the applicable provisions of the Collateral Trust Indenture.

     (c) In connection with Oglethorpe's obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the "Exchange Registration"), if applicable, Oglethorpe shall, as soon as practicable (or as otherwise specified):

     (i) prepare and file with the Commission, as soon as practicable after the Closing, an Exchange Registration Statement on any form which may be utilized by Oglethorpe and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use its best efforts to cause such Exchange Registration Statement to become effective as soon as practicable thereafter, but no later than 180 days after the Closing;

    (ii) as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities that is not a Restricted Holder with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and

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          the Trust Indenture Act and the rules and regulations of the
          Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

   (iii) promptly notify each broker-dealer that is not a Restricted Holder that has requested or received copies of the prospectus included in such registration statement, and confirm such advice in writing,
          (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) after the effectiveness of the Exchange Registration Statement, of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information,
          (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of Oglethorpe contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by Oglethorpe of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

    (iv) in the event that Oglethorpe would be required, pursuant to Section 3(c)(iii)(F) above, to notify any broker-dealers holding Exchange Securities, without unreasonable delay prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (v) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

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    (vi)  use its reasonable best efforts to (A) register or qualify the
          Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a), if such registration or qualification is required by such laws, no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions; provided, however, that Oglethorpe shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its articles of incorporation or by-laws or any agreement between it and its members;

   (vii) use its reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period;

  (viii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

    (ix) comply with all applicable rules and regulations of the Commission, and make generally available to the holders of the Exchange Securities as soon as practicable but no later than eighteen months after the effective date of such Exchange Registration Statement, an earning statement of Oglethorpe and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of Oglethorpe, Rule 158 thereunder).

     (d) Until the expiration of two years after the Closing, Oglethorpe will not, and will not permit any of its "affiliates" (as defined in Rule 144), the Funding Corporation or the Funding Corporation's "affiliates" to, resell any of the Securities that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act.

     4.   Registration Expenses.

     The Lessors will pay or cause to be paid all expenses incident to Oglethorpe's and the Funding Corporation's performance of or compliance with this Exchange and Registration Rights Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal

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investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (c) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause (b) above, (d) fees and expenses of the Collateral Trust Trustee under the Collateral Trust Indenture, any agent of the Collateral Trust Trustee and any counsel for the Collateral Trust Trustee and of any collateral agent or custodian, (e) fees, disbursements and expenses of counsel and independent certified public accountants of Oglethorpe (including the expenses of any opinions or "cold comfort" letters required by or incident to such performance and compliance), (f) any fees charged by securities rating services for rating the Securities, and (g) fees, expenses and disbursements of any other persons, including special experts, retained by Oglethorpe in connection with such registration (collectively, the "Registration Expenses"). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Lessors will reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

     5.   Representations and Warranties of Oglethorpe.

     Oglethorpe represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:

     (a) Each registration statement covering Exchange Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times during the Exchange Offer and the Resale Period, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(c)(iii)(F) hereof until (ii) such time as Oglethorpe furnishes an amended or supplemented prospectus pursuant to Section 3(c)(iv) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to Oglethorpe by a Purchaser, a broker-dealer or a holder of Registrable Securities through Goldman, Sachs & Co., expressly for use therein.

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     (b)  The compliance by Oglethorpe with all of the provisions of this
Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Oglethorpe or any subsidiary of Oglethorpe is a party or by which Oglethorpe or any subsidiary of Oglethorpe is bound or to which any of the property or assets of Oglethorpe or any subsidiary of Oglethorpe is subject, nor will such action result in any violation of the provisions of the articles of incorporation, as amended, or the bylaws of Oglethorpe or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Oglethorpe or any subsidiary of Oglethorpe or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by Oglethorpe of the transactions contemplated by this Exchange and Registration Rights Agreement, except the registration under the Securities Act of the Securities, qualification of the Indentures under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under State securities or blue sky laws in connection with the offering and distribution of the Securities.

     (c) This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by Oglethorpe.

     6.   Representations and Warranties of the Funding Corporation.

     The Funding Corporation represents and warrants to, and agrees with, each Purchaser and each of the holders from time to time of Registrable Securities that:

     (a) The compliance by the Funding Corporation with all of the provisions of this Exchange and Registration Rights Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Funding Corporation is a party or by which the Funding Corporation is bound or to which any of the property or assets of the Funding Corporation is subject, nor will such action result in any violation of the provisions of the articles of incorporation, as amended, or the bylaws of the Funding Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Funding Corporation or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Funding Corporation of the transactions contemplated by this Exchange and Registration Rights Agreement, except the registration under the Securities Act of the Securities, qualification of the Indentures under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under State securities or blue sky laws in connection with the offering and distribution of the Securities.

     (b) This Exchange and Registration Rights Agreement has been duly authorized, executed and delivered by the Funding Corporation.

     7.   Indemnification.

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     (a)  Indemnification by Oglethorpe.  Oglethorpe shall indemnify and hold harmless each person who participates as a placement or sales agent or as an underwriter in any offering or sale of Exchange Securities against any losses, claims, damages or liabilities, joint or several, to which such agent or underwriter may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration
Statement, or any preliminary, final or summary prospectus contained therein or furnished by Oglethorpe to any such agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Oglethorpe shall, and it hereby agrees to, reimburse such holder, such agent and such underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that Oglethorpe shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to Oglethorpe by such person expressly for use therein.

     (b) Indemnification by any Agents and Underwriters. Each person who participates as a placement or sales agent or as an underwriter in any offering or sale of Exchange Securities shall, severally and not jointly, (i) indemnify and hold harmless Oglethorpe against any losses, claims, damages or liabilities to which Oglethorpe may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus contained therein or furnished by Oglethorpe to any such agent or underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Oglethorpe by such agent or underwriter through Goldman, Sachs & Co. expressly for use therein, and (ii) reimburse Oglethorpe for any legal or other expenses reasonably incurred by Oglethorpe in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 7, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 7(a) or (b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other

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

indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Contribution. If for any reason the indemnification provisions contemplated by Section 7(a) or (b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Exchange Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any agents' or underwriters' obligations in this Section 7(d) to contribute shall be several in proportion to the principal amount at maturity of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) The obligations of Oglethorpe under this Section 7 shall be in addition to any liability which Oglethorpe may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each agent and underwriter and each person, if any, who controls any agent or underwriter within the meaning of the Securities Act; and the obligations of any agents or underwriters contemplated by this Section 7 shall be in addition to any liability which the respective agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of Oglethorpe and to each person, if any, who controls Oglethorpe within the meaning of the Securities Act.

     8.   Rule 144.

     Oglethorpe covenants to the holders of Registrable Securities that it shall timely file reports pursuant to the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder to the extent permitted by the Commission, and, if at any time Oglethorpe is not filing such reports, shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder's sale pursuant to Rule 144, Oglethorpe shall deliver to such holder a written statement as to whether it has complied with such requirements.

     9.   Miscellaneous.

     (a) No Inconsistent Agreements. Oglethorpe represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Exchange and Registration Rights Agreement.

     (b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if Oglethorpe or the Funding Corporation fail to perform any of its obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of Oglethorpe or the Funding Corporation under this Exchange and Registration Rights Agreement in accordance with the terms and conditions of this Exchange and Registration Rights Agreement, in any court of the United States or any state thereof having jurisdiction.

     (c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to Oglethorpe, to it at 2100 East Exchange Place, Tucker, Georgia 30084, Attention: Senior

Financial Officer, with a copy to Sutherland, Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia 30309-3996, Attention: Herbert J. Short, Jr., Esq., and if to a holder, to the address of such holder set forth in the security register or other records of Oglethorpe, or to such other address as Oglethorpe or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     (d) Parties in Interest. All the terms and provisions of this Exchange and Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Exchange and Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Exchange and Registration Rights Agreement. If Oglethorpe shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

     (e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Exchange and Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Contract and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

     (f) LAW GOVERNING. THIS EXCHANGE AND REGISTRATION RIGHTS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     (g) Headings. The descriptive headings of the several Sections and paragraphs of this Exchange and Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Exchange and Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Exchange and Registration Rights Agreement.

     (h) Entire Agreement; Amendments. This Exchange and Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Exchange and Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Exchange and Registration Rights Agreement may be amended and the observance of any term of this Exchange and Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by Oglethorpe, the Funding Corporation and the holders of at least a majority in aggregate principal amount at maturity of the Registrable Securities at the time outstanding. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 10(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

     (i) Inspection. For so long as this Exchange and Registration Rights Agreement shall be in effect, this Exchange and Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available upon 5 days request for inspection and copying on any business day by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Collateral Trust Indenture and this Agreement) at the offices of Oglethorpe, at the address thereof set forth in Section 10(c) above and at the office of the trustee under the Collateral Trust Indenture.

     (j) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     Agreed to and accepted as of the date referred to above.


                               OGLETHORPE POWER CORPORATION
                               (AN ELECTRIC MEMBERSHIP CORPORATION)


                               By: /s/ T. D. Kilgore
                                  --------------------------------------------
                                  Name:  T. D. Kilgore
                                  Title: President and Chief Executive Officer

                               OPC SCHERER 1997 FUNDING CORPORATION A


                               By: /s/ Dolores A. Bitar
                                  --------------------------------------------
                                  Name:  Dolores A. Biter
                                  Title: Vice President

                               GOLDMAN, SACHS & CO.

                               As Representative of the Purchasers


                               By: /s/ Goldman, Sachs & Co.
                                  --------------------------------------------
                                    (Goldman, Sachs & Co.)

                               On behalf of each of the Purchasers